EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 14, 2010

May 14, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	2.0%	-1.9%	-3.7%
Class B Units	2.0%	-1.9%	-3.9%
Legacy 1 Class Units	1.9%	-1.8%	-3.2%
Legacy 2 Class Units	1.9%	-1.8%	-3.3%
Global 1 Class Units	2.3%	-0.5%	-2.8%
Global 2 Class Units	2.3%	-0.5%	-2.9%
Global 3 Class Units	2.3%	-0.6%	-3.6%

S&P 500 Total Return Index2	2.3%	-4.2%	2.6%
Barclays Capital U.S. Long Government Index2	-0.2%	2.8%	6.7%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Decrease	Weak demand forecasts due to speculation that global economic growth is slowing
Sugar	Increase	Large international sugar sales spurred by low prices

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. dollar	Increase	Elevated demand for safe-haven currencies amid ongoing concerns over the European economy
New Zealand dollar	Decrease	Increased risk aversion and lower-than-expected New Zealand retail sales growth during the first quarter

Grant Park’s longer-term trading advisors are predominantly long the currency sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Decrease	Rising U.S. dollar and economic growth concerns
Natural gas	Increase	Increased speculative buying prompted by low prices

Grant Park’s longer-term trading advisors are predominantly long the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
U.S. and European equity markets	Increase	The announcement of a $1 trillion emergency loan package designed to aid ailing Europe
Asian equity markets	Increase	Strong gains in the technology sector

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Increase	Short-term weakness in the global equity markets and European growth concerns
Bunds	Increase	Improved European risk sentiment following the announcement of the EU loan package

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Increase	Uncertainty surrounding the effectiveness of the $1 trillion European loan proposal
Base metals	Decrease	Subdued global demand
Aluminum	Increase	Elevated aluminum production costs in China

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.